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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 29, 1997
                                                          -------------

                           UNITED LEISURE CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                           0-6106               13-2652243
---------------------------------    ---------------------   -------------------
   (State or other jurisdiction      (Commission file No.)    (I.R.S. Employee
of incorporation or organization)                            Identification No.)


             18081 MAGNOLIA AVE., FOUNTAIN VALLEY, CALIFORNIA 92708
            --------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)


                                 (714) 837-1200
              -----------------------------------------------------
               (Registrant's telephone number including area code)


  (Former name or former address, if changed since last report) Not applicable



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Item 2.  Acquisition or Disposition of Assets.

                  On July 29, 1997, United Hotel & Casino, LLC, a Delaware limited liability company (the "LLC") in which United Leisure Corporation (the "Company") holds a 50% membership interest, acquired, in fee simple, approximately 8.5 acres of partially developed land on the Las Vegas Strip in Las Vegas, Nevada (the "Property"). The Property is located at 3025 Las Vegas Boulevard and currently contains a shopping center consisting of several retailers and The Silver City Casino. Upon the acquisition of the Property the Company became the lessor of the premises on which the shopping center and the Silver City Casino are located. The Silver City Casino is owned and operated by Circus Circus, and it is anticipated that Circus Circus will continue to conduct its casino operations on the Property. The LLC currently intends to continue to lease the existing shopping center on the Property, but in the future the LLC may determine to further develop the Property. The Company has the right to appoint one member of the three member Management Committee of the LLC. The other membership interests in the LLC are owned by a limited liability company controlled by Michael Pashaie (30%) ("Pashaie") and a limited liability company owned and controlled by James Showghy (20%) ("Showghy"), neither of which persons is an affiliate of or related to the Company.

                  The aggregate purchase price for the Property was approximately $23,200,000, which was paid by a cash payment of approximately $5,590,000, by a one-year note being carried by the seller of the Property in the amount of $1,250,000 and by assumption of a first deed of trust on the Property by the LLC in the principal amount of approximately $16,360,000. Of the cash down payment, Pashaie and Showghy contributed approximately $1,790,000 to the LLC as an additional capital contribution and the Company contributed approximately $3,800,000 to the LLC as an additional capital contribution. The Company, Pashaie and Showghy had agreed to make their respective additional capital contributions in connection with the acquisition of the Property pursuant to the Operating Agreement of the LLC dated as of January 22, 1997.

                  The $23.2 million purchase price for the Property was arrived at through arms' length negotiations with the seller, Silver City Holdings, Inc., an unrelated third party. The sale of the Property was contingent on the lender on the property, American Realty Trust, Inc., consenting to the assumption of the existing first deed of trust on the property by the LLC. The lender originally refused to consent to the assumption of the indebtedness and the LLC brought an action for a declaratory judgment against the lender to cause it to consent to the assignment and assumption of the deed of trust. The action was subsequently dismissed when the lender consented to the assignment and assumption of the existing deed of trust to the LLC.

                  The Company obtained the $3,800,000 to make the additional capital contribution in part from its working capital and in part from two different loans as discussed below.

                  Concurrently with the closing of the LLC's purchase of the Property, Westminster Capital, Inc. ("Westminster"), an unrelated third party, made a loan of



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$1,900,000 (the "Westminster Loan") to the Company to enable it to meet its additional $3,800,000 capital contribution obligation. The loan was evidenced by a Secured Convertible Promissory Note (the "Note") made by the Company and by Harry Shuster and Nita Shuster, the spouse of Harry Shuster. Harry Shuster is the Chairman of the Board, President and Chief Executive Officer of the Company and currently serves as a member of the Management Committee of the LLC. The Westminster Loan bears interest at the rate of 15% per annum and is due on the earlier to occur of (i) the demand of the Holder (which demand may not be made until July 29, 1998 unless there is a sooner event of default) or (ii) July 29, 1999 (the "Maturity Date"). The holder of the Note has the right, at any time prior to the Maturity Date, to convert the entire outstanding principal balance of the Note into a 25% membership interest in the LLC, which would leave the Company with a 25% membership interest in the LLC after such conversion. The Note may be prepaid by the Company at any time after July 29, 1998. One-half of any cash distributions which may be made by the LLC to the Company prior to the repayment of the Note are required to be paid to Westminster as a prepayment on the Note.

                  The Westminster Loan is secured by, among other things, a stock pledge agreement pursuant to which the Company has pledged 408,333 of the 941,666 shares it owns in Grand Havana Enterprises, Inc. ("Grand Havana"), an affiliated public company of which Harry Shuster is the Chairman of the Board, President and Chief Executive Officer. So long as there is no default on the Westminster Loan, the Company has the right to vote these shares and to receive dividends and distributions thereon. As additional security, the Company has granted a security interest to Westminster, pursuant to a Security Agreement dated as of July 29, 1997, in the Company's 50% membership interest in the LLC and in the receivables and certain indebtedness due to the Company from Grand Havana (approximately $775,000 in principal amount at June 29, 1997). In addition, Harry Shuster and Nita Shuster provided certain of their personal assets as security with respect to the Westminster Loan.

                  As additional consideration for Westminster making the Westminster Loan the Company granted Westminster a three-year warrant to purchase 150,000 shares of the common stock of the Company exercisable at a per share price equal to the lesser of $.40 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrants. Upon receipt by the Company of notice that the warrants are being exercised, the Company has agreed to register, at the expense of the Company, the shares of common stock underlying the warrants. In addition, Grand Havana, pursuant to the terms of an Amendment dated July 15, 1997, to an Agreement dated September 10, 1996, between Grand Havana and the Company, granted Westminster, as designee of the Company, a three-year warrant to purchase 150,000 shares of the common stock of Grand Havana exercisable at a per share price equal to the lesser of $.75 or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the warrants. Pursuant to the July 15, 1997 Agreement, Grand Havana agreed to grant to the Company or its designee a three-year warrant on the foregoing terms in consideration for the Company allowing Grand Havana to forego the requirement that it replace the collateral



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the Company pledged to support a letter of credit for Grand Havana out of the membership fees that Grand Havana receives from certain of its Grand Havana Room private membership cigar clubs. Grand Havana has also agreed to register the shares of its common stock underlying its warrants upon exercise of such warrants by Westminster.

                  On July 28, 1997, Harvey Bibicoff, an individual, loaned to the Company $900,000 (the "Bibicoff Loan"). The Bibicoff Loan is evidenced by a promissory note, bears interest at the rate of 10% per annum and is due and payable on September 28, 1997. The Bibicoff Loan is secured by 300,000 shares of the common stock of Grand Havana Enterprises, Inc. owned by the Company (the "Bibicoff Pledged Shares"). The Company retains the right to vote the Bibicoff Pledged Shares and to receive dividends and distributions on the Bibicoff Pledged Shares unless and until there is an event of default under the promissory note. In addition, Mr. Bibicoff has piggyback registration rights with respect to the Bibicoff Pledged Shares and, in the event of a default under the promissory note, demand registration rights with respect to the Bibicoff Pledged Shares. The Bibicoff Loan has been individually guaranteed by Harry Shuster and Nita Shuster, his spouse. Mr. Shuster is the Chairman of the Board, President and Chief Executive Officer of the Company and of Grand Havana. Mr. Bibicoff is a director of Grand Havana, an affiliate of the Company.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements. The financial statements required to be included in this Form 8-K will be filed by amendment to this Form 8-K not later than 60 days after the date of the filing of this report.

         (b) Pro Forma Financial Information. The pro forma financial information required to be included in this report on Form 8-K will be filed by amendment to this Form 8-K not later than 60 days after the filing of this report.

         (c) Exhibits. The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       UNITED LEISURE CORPORATION


Dated:  August 11, 1997                By:  /s/ Harry Shuster
                                           -------------------------------------
                                                Chief Executive Officer





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                                  EXHIBIT INDEX




Exhibit No.                          Description                              Page
-----------                          -----------                              ----
10.1                Operating Agreement for United Hotel &
                    Casino, LLC., a Delaware limited liability
                    company, dated as of January 22, 1997
                    (Incorporated by reference from Exhibit 10.38 for
                    the Company's Annual Report on Form 10-KSB
                    for its fiscal year ended December 31, 1997)

10.2                Secured Convertible Promissory Note dated July
                    29, 1997 for $1,900,000 made by the Company and Harry and Nita Shuster to Westminster
                    Capital, Inc.

10.3 Security Agreement dated July 29, 1997 by and between the Company and Westminster Capital, Inc.

10.4 Secured Promissory Note dated July 28, 1997 in the principal amount of $900,000 made by the Company to Harvey Bibicoff

10.5 Pledge Agreement dated July 28, 1997 by and between the Company and Harvey Bibicoff

10.6 Pledge Agreement dated July 29, 1997 by and between the Company and Westminster Capital, Inc.




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